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            [Lettterhead of Rosenberg Rich Baker Berman & Company]



                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Conolog Corporation


We consent to the use in this Registration Statement of Conolog Corporation on Form S-1 of our report dated October 11, 1995.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.


/s/ Rosenberg Rich Baker Berman & Company

Maplewood, New Jersey
October 15, 1996